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                                                                 EXHIBIT (99)(e)

                         INDEPENDENT AUDITORS' REPORT
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The Board of Directors and Stockholders
United Counties Bancorporation


We have audited the accompanying consolidated balance sheet of United Counties Bancorporation and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Bancorporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Counties Bancorporation and subsidiaries at December 31, 1995 and the results of their operations and their cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

Short Hills, New Jersey
January 16, 1996, except for note 20,
  which is as of February 23, 1996



                                                       /s/ KPMG Peat Marwick LLP